UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Consent Revocation Statement
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Copper Mountain, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE FOLLOWING IS A LETTER DISTRIBUTED TO STOCKHOLDERS ON OR ABOUT MAY 13, 2005 BY COPPER MOUNTAIN, INC.

COPPER MOUNTAIN NETWORKS, INC.

10145 PACIFIC HEIGHTS BOULEVARD, SUITE 530

SAN DIEGO, CALIFORNIA 92121

(858) 410-7100

OUR SPECIAL MEETING OF STOCKHOLDERS IS RAPIDLY APPROACHING

AND YOUR VOTE HAS NOT BEEN RECEIVED!

May 13, 2005

Dear Copper Mountain Networks Stockholder:

Our records indicate that you have not yet voted your shares for our 2005 special meeting of stockholders. Whether or not you plan to attend the meeting, we urge you to cast your vote using the enclosed proxy card.

At the meeting, you are being asked to approve an agreement and plan of merger to allow Copper Mountain Networks, Inc. to merge with Tut Systems, Inc. After careful consideration, your Board of Directors has determined that the merger is in the best interests of CMTN and its stockholders and unanimously recommends that you vote FOR adoption of the merger agreement.

IF THE MERGER IS NOT COMPLETED IT IS LIKELY THAT WE WILL BE

FORCED TO LIQUIDATE OUR BUSINESS

If the merger with Tut Systems is not completed before the end of August 2005 or at all, we will have to further reduce our expenses, seek additional financing or both. We do not expect that such additional financing will be available at that time, and, consequently, we expect that we will have to cease our operations and liquidate our business. In that event, we believe that it is likely that we will file for, or be forced to resort to bankruptcy protection and no assets may be available for distribution to our stockholders.

VOTING BY PHONE OR INTERNET IS EASY AND CONVENIENT

For your convenience, we have made arrangements to allow shareholders to vote via telephone or Internet by following the instructions listed on their proxy card. In addition, shareholders may vote by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885. No matter how many or how few shares you own, we hope that you will take a moment now to vote the enclosed proxy card and support the merger agreement. Your failure to vote will have the same effect as a vote against the merger.

To date, shareholder support for the merger has been extremely positive. However, it is still important that all shareholders exercise their right to vote using the enclosed proxy card. If you have any questions, or need any assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885.

Thank you for your support.

Sincerely,

/s/ Richard S. Gilbert

Richard S. Gilbert

Chairman and Chief Executive Officer